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                                                                    Exhibit 99.3

                                ROBERT D. KREBS

                      Chairman and Chief Executive Officer
                    Burlington Northern Santa Fe Corporation
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A native of Sacramento, California, Mr. Krebs began his career in the railroad industry when he joined the Southern Pacific Company in June of 1966 on special duty in the operating departments of Southern Pacific Transportation Company and the St. Louis Southwestern Railway Company. He became: Vice President-Operations of Southern Pacific Transportation Company in 1980; a Director of Southern Pacific Transportation in 1981; President of Southern Pacific Transportation Company and St. Louis Southwestern Railway Company in 1982; President and Chief Operating Officer of Santa Fe Southern Pacific Corporation in 1983; President and Chief Executive Officer of Santa Fe Southern Pacific in 1987; Chairman, President and Chief Executive Officer on May 24, 1988; Chairman and Chief Executive Officer of The Atchison, Topeka and Santa Fe Railway Company on June 1, 1989; and Chairman, President and Chief Executive Officer of the Railway on June 4, 1991. On September 22, 1995, he was named President and Chief Executive Officer of Burlington Northern Santa Fe Corporation. On April 17, 1997, he was named Chairman, President and Chief Executive Officer of Burlington Northern Santa Fe Corporation. On June 1, 1999, he was named Chairman and Chief Executive Officer of Burlington Northern Santa Fe Corporation and Chairman and Chief Executive Officer of The Burlington Northern and Santa Fe Railway Company.

He is a Director of Burlington Northern Santa Fe Corporation, The Burlington Northern and Santa Fe Railway Company and Phelps Dodge Corporation.

Mr. Krebs is a member of the Board of the Fort Worth Symphony Orchestra Association, the Board of Trustees of Texas Christian University and a Life Trustee of The Northwestern Memorial Corporation.

He is Chairman of the Board of the Association of American Railroads.

Mr. Krebs earned a Bachelor of Arts degree at Stanford University in 1964.
He graduated with distinction and was elected to Phi Beta Kappa. He earned a Masters in Business Administration at the Harvard School of Business in 1996.

He and his wife, Anne, have three children, Robert, Elisabeth and Duncan.